Exhibit 10.12

Execution Version

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of the 1st day of June, 2010 by EXCO Resources, Inc., a corporation incorporated under the Laws of Texas (the “Guarantor”), in favor of: (i) BG Production Company (PA), LLC, a limited liability company organized under the Laws of Delaware (“BG PA”), BG Production Company (WV), LLC, a limited liability company organized under the Laws of Delaware (“BG WV”), and EXCO Resources (PA), LLC, a limited liability company organized under the Laws of Delaware (“Company”, and together with BG PA and BG WV collectively, the “JDA Beneficiaries”); and (ii) Company and BG US Production Company, LLC, a limited liability company organized under the Laws of Delaware (“BGPC”, and together with Company, collectively, the “LLC Beneficiaries”, the LLC Beneficiaries together with the JDA Beneficiaries, collectively, the “Beneficiaries”, and any of them, a “Beneficiary”). Guarantor and the Beneficiaries are referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, EXCO Production Company (PA), LLC, a limited liability company organized under the Laws of Delaware (“EXCO WV”), EXCO Production Company (WV), LLC, a limited liability company organized under the Laws of Delaware (“EXCO WV”), and the JDA Beneficiaries have entered into that certain Joint Development Agreement dated of even date herewith (as hereafter amended, supplemented or modified, the “JDA”); and

WHEREAS, EXCO Holding (PA), Inc., a corporation incorporated under the Laws of Delaware (“Holding”), and the LLC Beneficiaries have entered into that certain Amended and Restated LLC Agreement of Company dated of even date herewith (as hereafter amended, supplemented or modified, the “LLC Agreement” and, together with the JDA, the “Definitive Agreements”); and

WHEREAS, as a material inducement to the JDA Beneficiaries to enter into the JDA with EXCO PA and EXCO WV, Guarantor has agreed to provide a guaranty of certain obligations of EXCO PA and EXCO WV under the JDA, and as a material inducement to the LLC Beneficiaries to enter into the LLC Agreement with Holding, Guarantor has agreed to provide a guaranty of certain obligations of Holding under the LLC Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parties hereby agree as follows:

Section 1. Guaranty of Payment.

(a)	Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the JDA Beneficiaries and their successors, permitted transferees and permitted assigns the punctual and complete payment when due of all payment obligations of EXCO PA, EXCO WV, or any of their Affiliates (collectively, the “JDA Subject Persons”) under the JDA (and any increases, extensions, or rearrangements of such obligations, collectively, the “JDA Obligations”).

(b)	Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the LLC Beneficiaries and their successors, permitted transferees and permitted assigns the punctual and complete payment when due of all payment obligations of Holding or any its Affiliates (collectively, the “LLC Subject Persons”, and together with the JDA Subject Persons, the “Subject Persons”) under the LLC Agreement (and any increases, extensions, or rearrangements of such obligations, collectively, the “LLC Obligations” and, together with the JDA Obligations, the “Guaranteed Obligations”).

(c)	The guaranty set forth in this Section 1 is a continuing guaranty of payment and not a guaranty of collection.

Section 2. Primary Liability of Guarantor. Guarantor shall be liable for the payment of the Guaranteed Obligations, as set forth in this Guaranty, as a primary obligor, and not as a mere surety.

In the event of default by any Subject Person in payment of any Guaranteed Obligation, or any part thereof, when such payment becomes due, Guarantor shall, on demand and without further notice of nonpayment, or any other notice whatsoever, pay the amount due thereon to the applicable Beneficiary, and it shall not be necessary for a Beneficiary, in order to enforce such payment by Guarantor, to institute any suit or pursue or exhaust any rights or remedies against any Subject Person or others liable for such payment, or to join any Subject Person for the payment of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment of the Guaranteed Obligations.

Suit may be brought or demand may be made against any Subject Person or Guarantor or against any one or more of them, separately or together, without impairing the rights of the Beneficiaries against either.

Section 3. Certain Agreements and Waivers by Guarantor. Guarantor hereby agrees that the Beneficiaries’ rights or remedies and all of Guarantor’s obligations under the terms of this Guaranty shall remain in full force and effect and shall not be released, diminished, impaired, reduced or affected by, or deemed to be satisfied by, nor shall Guarantor be exonerated, discharged or released (by virtue of any Law, arrangement or relationship) by, any one or more of the following events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(a)	the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;

(b)	whether express or by operation of any Law or otherwise, any complete or partial release of any Subject Person or any other party liable, directly or indirectly, for the payment of any or all of the Guaranteed Obligations, or any limitation, discharge, cessation or partial release of the liability of Guarantor hereunder (other than discharge or release under the express provisions of this Guaranty, including by virtue of satisfaction of the Guaranteed Obligations, under the express terms of the Definitive Agreements or by agreement of Beneficiaries);

(c)	the bankruptcy, insolvency, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of any Subject Person or any other party at any time liable for the payment of any or all of the Guaranteed Obligations;

(d)	either with or without notice to or consent of Guarantor, any renewal, extension, modification, amendment, supplement, subordination or rearrangement of the terms of any or all of the Guaranteed Obligations, including material alterations of the terms of payment or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, the Definitive Agreements or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by a Beneficiary to any Subject Person, Guarantor, and/or any other Person at any time liable for the payment of any or all of the Guaranteed Obligations;

(e)	any neglect, lack of diligence, delay, omission, failure, or refusal of a Beneficiary to take or prosecute (or in taking or prosecuting) any action for the collection of any of the Guaranteed Obligations;

(f)	if for any reason a Beneficiary is required to refund any payment by any Subject Person or any other party liable for the payment of any or all of the Guaranteed Obligations or pay the amount thereof to someone else;

(g)	the existence of any claim, set-off, or other right that Guarantor may at any time have against any Subject Person, Beneficiary, or any other Person, whether or not arising in connection with this Guaranty or the Definitive Agreements;

(h)	any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to any Subject Person or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by a Beneficiary;

(i)	any absence of any notice to, or knowledge by, Guarantor, of the existence or occurrence of any of the matters or events set forth in the foregoing subsections (a) through (h); or

(j)	the failure to provide any notices or demands, whether of presentment, protest, dishonor or otherwise, other than (i) any notices and demands expressly set forth herein, and (ii) such notices or demands as may be required by applicable Law which cannot be waived.

In the event any payment by any Subject Person or any other Person to a Beneficiary in respect of the Guaranteed Obligations is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar Law, or if for any other reason, a Beneficiary is required to refund such payment or pay the amount thereof to any other party, such payment by such Subject Person or such other Person to such Beneficiary shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Beneficiaries of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by such Beneficiary or paid by such Beneficiary to another Person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by such Beneficiary and any attorneys’ fees, costs and expenses paid or incurred by such Beneficiary in connection with any such event.

In addition to the other matters set forth in this Section 3, until all Guaranteed Obligations have been paid in full, Guarantor hereby agrees not to assert any claim of subrogation with respect to the Guaranteed Obligations, or any right of contribution, reimbursement, indemnification or other rights of recovery against the Subject Persons in respect of the Guaranteed Obligations, provided that nothing herein shall prevent transfers of funds between the Subject Persons and Guarantor in the ordinary course of business. If any amount shall be paid to Guarantor in violation of the preceding sentence, such amount shall be held in trust for the benefit of Beneficiaries and immediately turned over to Beneficiaries, with any necessary endorsement, to be applied to the Guaranteed Obligations.

Guarantor agrees that, as between Guarantor and Beneficiaries as of any time, the Guaranteed Obligations accrued as of such time may be declared to be forthwith due and payable for purposes of Section 1 notwithstanding any stay, injunction or other prohibition preventing such declaration as against any Subject Person and that, in the event of such declaration, such Guaranteed Obligations (whether or not due and payable by Subject Person) shall forthwith become due and payable by Guarantor for purposes of Section 1.

Each failure by any Subject Person to pay any Guaranteed Obligations shall give rise to a separate cause of action herewith, and separate suits may be brought hereunder as each cause of action arises.

Section 4. Representations and Warranties of Guarantor. Guarantor represents and warrants to Beneficiaries as follows:

(a)	Organization. Guarantor is a limited liability company organized under the Laws of Delaware and has all requisite corporate power and authority to carry on its business as is now being conducted except for such failures which would not, individually or in the aggregate, have a material adverse effect on the ability of Guarantor to discharge its obligations under this Guaranty (a “Guarantor Material Adverse Effect”).

(b)	Authority Relative to this Guaranty. Guarantor has all necessary corporate power and authority to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by Guarantor of this Guaranty and performance by Guarantor of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of Guarantor.

(c)	Enforceability. This Guaranty constitutes a valid and binding agreement of Guarantor, enforceable against Guarantor in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws of general application with respect to creditors and (ii) general principles of equity.

(d)	Consents and Approvals; No Violation.

(i) Neither the execution and delivery of this Guaranty by Guarantor nor performance by Guarantor of its obligations hereunder will (x) conflict with or result in any breach of any provision of the organizational or governing documents or instruments of Guarantor, (y) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Guarantor or any of its Affiliates is party or by which any of their respective assets may be bound or (z) violate any Law applicable to Guarantor, or any of its assets, except in case of clauses (y) and (z), for such failure to obtain a necessary consent, defaults and violations, which would not, individually or in the aggregate, have a Guarantor Material Adverse Effect.

(ii) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Person or Governmental Authority is necessary for performance by Guarantor of its obligations hereunder, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made would not, individually or in the aggregate, have a Guarantor Material Adverse Effect.

(e)	Taxes. Any payments made under this Guaranty by Parent to any Subject Person shall not be subject to any deduction or withholding whatsoever, including for any and all present and future taxes.

Section 5. Assignment. This Guaranty may not be assigned by any Party, in whole or in part, without the prior written consent of the other Parties.

Section 6. Notices. All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by telex or facsimile transmission (provided any such telex or facsimile transmission is confirmed either orally or by written confirmation), addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:

If to Guarantor:

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Attention: Rick Hodges, Vice President of Land

Telephone: (214) 368-2084

Fax: (214) 706-3424

With a copy to:

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Attention: William L. Boeing, Vice President, General Counsel,

and Secretary

Telephone: (214) 368-2084

Fax: (214) 706-3409

With a copy to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002-6760

Attention: Stephen C. Szalkowski

Telephone: (713) 758-2312

Fax: (713) 615-5084

If to BG PA, BG WV or BGPC:

BG US Production Company, LLC

5444 Westheimer, Suite 1775

Houston, Texas 77056

Attention: Jon Harris, Asset General Manager

Telephone: (713) 599-4000

Fax: (713) 599-4002

With a copy to:

BG North America, LLC

5444 Westheimer, Suite 1775

Houston, Texas 77056

Attention: Chris Migura

Telephone: (713) 599-3826

Fax: (713) 403-3781

With a copy to:

Morgan, Lewis & Bockius LLP

1000 Louisiana Street, Suite 4200

Houston, Texas 77002

Attention: David F. Asmus

Telephone: (713) 890-5718

Fax: (713) 890-5001

If to the Company:

EXCO Resources (PA), LLC

3000 Ericsson Dr., Suite 200

Warrendale, Pennsylvania 15086

Attention: President and General Manager

Telephone: (724) 720-2500

Fax: (724) 720-2505

With a copy to:

Attention: Vice President, Legal

Telephone: (724) 720-2500

Fax: (724) 720-2505

Any notice given in accordance herewith shall be deemed to have been given when delivered to the addressee in person, or by courier, or transmitted by facsimile transmission during normal business hours, or upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be. The Parties may change the address, telephone numbers, and facsimile numbers to which such communications are to be addressed by giving written notice to the other Parties in the manner provided in this Section 6.

Section 7. Further Cooperation. Guarantor at Guarantor’s expense will promptly execute and deliver to a Beneficiary upon such Beneficiary’s request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty.

Section 8. Entire Agreement. THIS GUARANTY CONSTITUTES THE ENTIRE AGREEMENT BETWEEN GUARANTOR AND BENEFICIARIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF. THERE ARE NO WARRANTIES, REPRESENTATIONS, OR OTHER AGREEMENTS BETWEEN GUARANTOR AND BENEFICIARIES RELATING TO THE SUBJECT MATTER HEREOF EXCEPT AS SPECIFICALLY SET FORTH IN THIS GUARANTY, AND NEITHER GUARANTOR NOR BENEFICIARIES SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT, OR STATEMENTS OF INTENTION NOT SO SET FORTH.

Section 9. Parties in Interest. Notwithstanding anything contained in this Guaranty to the contrary, nothing in this Guaranty, expressed or implied, is intended to confer on any Person other than the Parties any rights, remedies, obligations or liabilities under or by reason of this Guaranty.

Section 10. Amendment. This Guaranty may be amended only by an instrument in writing executed by the Parties against whom enforcement is sought.

Section 11. Waiver; Rights Cumulative. Any of the terms, covenants, representations, warranties, or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of Guarantor or Beneficiaries, or their respective officers, employees, agents, or representatives, nor any failure by Guarantor or Beneficiaries to exercise any of their rights under this Guaranty shall operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term, covenant, representation, or warranty contained in this Guaranty, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation, or warranty. The rights of Guarantor and Beneficiaries under this Guaranty shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

Section 12. Governing Law; Venue; Jury Waiver. THIS GUARANTY AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. SUBJECT TO SECTION 13, ALL OF THE PARTIES HERETO CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE COURTS OF THE STATE OF TEXAS FOR ANY DISPUTE. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.

Section 13. Arbitration. Any dispute among the Parties with respect to this Guaranty shall be resolved through final and binding arbitration in accordance with the arbitration procedures set out in Section 12.2 of the LLC Agreement, which shall apply mutatis mutandis to any such dispute; provided that any papers, notices, or process necessary or proper for an arbitration hereunder, or any court action in connection with an arbitration or award, may be served on a Party in the manner set forth in Section 6 above.

Section 14. Payments. All sums payable under this Guaranty shall be paid within fifteen (15) Business Days after a Beneficiary’s demand for payment is received, in immediately available funds in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

Section 15. Severability. If any term or other provision of this Guaranty is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Guaranty shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Guaranty so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 16. Counterparts. This Guaranty may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile transmission or by e-mail of a PDF file shall be deemed an original signature hereto, provided that any facsimile or e-mail transmission of a signature page delivered by a Party shall be followed promptly by an original signature page.

Section 17. Scope. Subject only to Section 3, this Guaranty creates for Guarantor no more rights and imposes on Guarantor no more obligations and duties with respect to the payment of: (a) the JDA Obligations than Guarantor would have if it had executed the JDA in the place of BG PA and BG WV; or (b) the LLC Obligations than Guarantor would have if it had executed the LLC Agreement in the place of BGPC.

Section 18. Term of Guaranty. This Guaranty shall continue in effect:

(a)	as to those provisions pertaining to the JDA Obligations, until the date upon which the JDA Obligations have been satisfied, upon which event, notwithstanding anything herein to the contrary, this Guaranty, and all of Guarantor’s obligations hereunder, to the extent pertaining to the JDA Obligations shall immediately and automatically terminate and expire; and

(b)	as to those provisions pertaining to the LLC Obligations, until the date upon which the LLC Obligations have been satisfied, upon which event, notwithstanding anything herein to the contrary, this Guaranty, and all of Guarantor’s obligations hereunder, to the extent pertaining to the LLC Obligations shall immediately and automatically terminate and expire;

provided, however, that: (i) in the event of a transfer of an interest in the Joint Development Agreement by EXCO PA and/or EXCO WV, Guarantor’s obligations hereunder pertaining to the JDA Obligations being transferred shall immediately and automatically terminate and expire if a direct or indirect parent company of the transferee with a comparable or better credit quality to the credit quality of Guarantor on the Closing Date provides the JDA Beneficiaries a guaranty of the transferred JDA Obligations in substantially the form of this Guaranty (to the extent pertaining to the JDA Obligations), and (ii) in the event of a transfer of an interest in the LLC Agreement by Holding, Guarantor’s obligations hereunder pertaining to the LLC Obligations being transferred shall immediately and automatically terminate and expire if a direct or indirect parent company of the transferee with a comparable or better credit quality to the credit quality of Guarantor on the Closing Date provides the LLC Beneficiaries a guaranty of the transferred LLC Obligations in substantially the form of this Guaranty (to the extent pertaining to the LLC Obligations).

Section 19. References and Rules of Construction. Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings given such terms in the LLC Agreement. All references in this Guaranty to Sections, subsections and other subdivisions refer to the corresponding Sections, subsections and other subdivisions of or to this Guaranty unless expressly provided otherwise. Titles appearing at the beginning of any Sections, subsections and other subdivisions of this Guaranty are for convenience only, do not constitute any part of this Guaranty, and shall be disregarded in construing the language hereof. The words “this Guaranty,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Guaranty as a whole and not to any particular Section, subsection or other subdivision unless expressly so limited. The words “this Section,” and “this subsection,” and words of similar import, refer only to the Section or subsection hereof in which such words occur. The word “including” (in its various forms) means including without limitation. All references to “$” or “dollars” shall be deemed references to United States dollars. Each accounting term not defined herein will have the meaning given to it under GAAP as interpreted as of the date of this Guaranty. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Guaranty as of the day and year first above set forth.

GUARANTOR:

EXCO RESOURCES, INC.

By:	/s/ WILLIAM L. BOEING
Name:	William L. Boeing
Title:	Vice President and Secretary

BENEFICIARIES:

BG US PRODUCTION COMPANY, LLC

By:	/s/ JON HARRIS
Name:	Jon Harris
Title:	Vice President

BG PRODUCTION COMPANY (PA), LLC

By:	/s/ WILLIAM L. BOEING
Name:	William L. Boeing
Title:	Vice President and Secretary

BG PRODUCTION COMPANY (WV), LLC

By:	/s/ WILLIAM L. BOEING
Name:	William L. Boeing
Title:	Vice President and Secretary

EXCO RESOURCES (PA), LLC

By:	/s/ WILLIAM L. BOEING
Name:	William L. Boeing
Title:	Vice President and Secretary